Aurora Shares Progress Toward Commercial Launch of Aurora Horizon at 2022 Analyst & Investor Day

Company nears Feature Complete milestone; demonstrates advanced road capabilities and outlines framework to measure progress toward autonomy readiness

Aurora Driver
Key Capabilities
Navigate construction zones - blocked lanes and road closures
Execute Texas U-turns
Detect lane markings that have shifted due to construction
Navigate lanes made by temporary barriers
Identify involvement in collision and respond
Respond to temporary construction signage
Abort lane changes
Engine braking for extended downhill stretches
Respond to road debris
Respond to active emergency vehicles
Detect out of domain scenarios and identify response or pull over
Navigate around vehicles and pedestrians on shoulder
Pull to the shoulder
Return from the shoulder
Feature Complete*
Aurora Driver Ready**
Commercial launch
Maturity
Validation & Continuous Improvement
Hardware components
Representative Hardware
Driverless-ready hardware
Hardened driverless hardware***
Safety Case
Aurora Driver Safety Case closed
Safety Case inclusive of truck platform closed
Operations
Commercial agreements
Indications of interest (non-binding)
Initial allocations
Contract routes through 2025
Continue to grow book of business
Commercial loads
14 loads/week
22 loads/week
30 loads/week
40 loads/week
›››
100 loads/week
Driverless load commencement
Additional operational elements
4 terminals acquired, 6 logistics partners added
Terminals commercially operational; Aurora Beacon integrated with partners; Emergency warning device solution; Weigh station solution
Truck platform
OEM Partners
Autonomy development truck platform
Pre-launch truck platform
Scalable, autonomy-enabled truck platform deliverable
Launch truck platform

DALLAS, TX – September 28, 2022 – Today, Aurora Innovation, Inc. (NASDAQ: AUR) is holding its 2022 Analyst & Investor Day at its autonomous trucking terminal in Dallas. At the event, executives will share details of Aurora’s progress toward the commercial launch of its autonomous trucking service, Aurora Horizon. In addition, attendees will experience Aurora Driver-operated autonomous truck rides along Texas Interstate 45 around Dallas and from Dallas to Houston.

Reporting progress of critical milestones
The Aurora Horizon roadmap to launch outlines key milestones toward delivering a safe, scalable self-driving product for trucking fleets. To close out Q3, today Aurora announced the release of Aurora Driver Beta 4.0 and outlined its Autonomy Readiness Measure, the framework the company committed to sharing, which will enable all stakeholders to measure Aurora’s progress toward the launch of its commercial trucking service, Aurora Horizon.

“We’re making tremendous progress across our technology, pilots, operations, and vehicle platforms, and we’re excited to share these advancements with our analyst and investor community,” said Chris Urmson, CEO and co-founder of Aurora. “We remain focused on launching a safe and scalable product and will continue to hold ourselves to the highest standards for autonomy performance and commercial readiness.”

Aurora Driver Beta 4.0: Nearing Feature Complete
The release of Aurora Driver Beta 4.0 continues to progress the Aurora Driver toward commercial readiness. The technical advancements will enable the Aurora Driver to autonomously handle unexpected obstacles that vehicles can face on roads every day, including:

●Detecting and maneuvering around a variety of objects and debris on the road.
●Detecting repainted lane lines in complex construction zones.

The beta 4.0 advancements build on previous capabilities, enabling the Aurora Driver to be a safe, courteous, and responsible road user with the ability to quickly and reliably detect and respond to unfamiliar objects and boundaries that can frequently occur. More details on Aurora Driver Beta 4.0 can be found here.

Autonomy Readiness Measure: Progress toward a commercial-ready Aurora Driver
Aurora believes the key to developing autonomous technology for safe, commercial operation is through robust development, testing, and validation through both simulation and on-road driving. The launch bar for the Aurora Driver is a closed Safety Case, which is Aurora’s evidence-based approach to demonstrate that its self-driving vehicles are acceptably safe to operate on public roads. Once Aurora achieves its Feature Complete milestone, expected at the end of Q1 2023, the company will begin sharing an Autonomy Readiness Measure that reflects progress toward the commercial launch of Aurora Horizon.

●Autonomy Readiness Measure: Safety Case percent complete – Each quarter, Aurora will share the percentage of Safety Case claims it has completed.

Once the Aurora Driver is Feature Complete, Aurora also plans to provide a supplemental measure of its on-road autonomy performance as an indicator of its progress in everyday driving scenarios.

●On-road autonomy performance indicator: Percentage of miles in autonomy - Each quarter, Aurora will share this indicator as a supplemental way to track the progress of its technology as the company works toward achieving its launch bar of a closed Safety Case for its commercial launch lane. The Aurora Driver’s autonomy performance indicator is a quarterly measurement, reflected as a percentage of total commercially representative miles driven over the quarter, that incorporates three components:
○Miles driven during the quarter that did not require support, with support meaning human assistance via a vehicle operator touch or other on-site support
○Miles where the vehicle received support but where it’s determined, through internal analysis including simulation, that the support received was not required by the Aurora Driver
○Miles driven in autonomy with remote input from the company’s Aurora Beacon tool

As Aurora has said previously, the company believes there are significant limitations to the data that on-road driving can provide for autonomous development and validation. On-road driving performance alone will not determine when Aurora Horizon launches and the company does not anticipate that this indicator will be 100% even at launch, because certain situations (e.g., flat tires) will always require on-site support. Aurora fundamentally believes it’s important to build and maintain a strong safety culture. Conducting internal analysis after a vehicle has received support is one of the ways the company furthers this culture, empowering Aurora’s vehicle operators to intervene in the autonomous system without fear of reprisal, including how such support would affect perceived performance.

Aurora’s Analyst & Investor Day presentations will be webcast at ir.aurora.tech, with executive keynotes scheduled to begin at 9:45 a.m. EDT and expected to conclude by 11:45 a.m. EDT. A replay of the webcast will be available for 30 days following the live presentations.

About Aurora
Aurora (Nasdaq: AUR) is delivering the benefits of self-driving technology safely, quickly, and broadly to make transportation safer, increasingly accessible, and more reliable and efficient than ever before. The Aurora Driver is a self-driving system designed to operate multiple vehicle types, from freight-hauling semi-trucks to ride-hailing passenger vehicles, and underpins Aurora Horizon and Aurora Connect, its driver-as-a-service products for trucking and ride-hailing. Aurora is partnered with industry leaders across the transportation ecosystem, including Volvo, PACCAR, Toyota, Uber, FedEx, U.S. Xpress, Schneider, Werner, Covenant, and Uber Freight. To learn more, visit www.aurora.tech.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited to, those statements around our ability to achieve certain milestones around the development and commercialization of the Aurora Driver on the timeframe we expect or at all, and the metrics that we report to the public in the future. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this investor letter, please see the risks and uncertainties identified under the heading “Risk Factors” section of Aurora Innovation, Inc.’s (“Aurora”) Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 12, 2022, and other documents filed by Aurora from time to time with the SEC, which are accessible on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. Aurora undertakes no obligation to update forward-looking statements to reflect future events or circumstances.